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                                                                       EXHIBIT 5




                                                                October 17, 2000



U.S. Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549



Re:  Internet Multi-Media Corporation
     SEC File Number 0-29297
     Form S-8 Registration Statement
     Exhibit Numbers 5 and 24.2

     Any no par value common shares of Internet Multi-Media Corporation sold pursuant to the captioned Form S-8 Registration Statement shall be legally issued, fully paid and non-assessable.

     The law firm of Christopher J. Moran, Jr. consents to be named in the captioned Form S-8 Registration Statement and further consents to the use of this opinion and consent in the captioned Form S-8 Registration Statement.




                                        Christopher J. Moran, Jr.
                                        Attorney at Law



                                        By: /s/ Christopher J. Moran, Jr.
                                          -------------------------------
                                          Christopher J. Moran, Jr.